CONSENT OF INDEPENDENT PUBLIC ACCOUNTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports on Oppenheimer Series Fund, Inc. Disciplined Allocation, LifeSpan Balanced, LifeSpan Growth and LifeSpan Income Funds (formerly Connecticut Mutual Investment Accounts, Inc. Total Return, LifeSpan Balanced, LifeSpan Capital Appreciation, and LifeSpan Diversified Income Accounts, respectively) dated February 15, 1996 incorporated by reference in Oppenheimer Series Fund, Inc.'s Form N-1A Post Effective Amendment No. 31 under the Securities Act of 1933 and Amendment No. 32 under the Investment Company Act of 1940.


                              /s/ Arthur Andersen LLP

                              Arthur Andersen LLP
Hartford, Connecticut
December 16, 1996